UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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North Pittsburgh Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IT WILL ASSIST MATERIALLY IN THE PREPARATION FOR THE ANNUAL MEETING IF SHAREHOLDERS RETURN THEIR PROXIES PROMPTLY.

NORTH PITTSBURGH SYSTEMS, INC.

4008 GIBSONIA ROAD

GIBSONIA, PENNSYLVANIA 15044-9311

TELEPHONE NO. 724-443-9600

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 19, 2006

The Annual Meeting of Shareholders of North Pittsburgh Systems, Inc. will be held on Friday, May 19, 2006 at 2:00 p.m., Eastern Daylight Saving Time, at the Senator John Heinz Pittsburgh Regional History Center, 1212 Smallman Street, Pittsburgh, Pennsylvania, for the purpose of considering and acting upon the following matters, as described in the accompanying Proxy Statement:

1. To elect Directors.

2. To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on April 11, 2006 as the record date for the determination of Shareholders entitled to notice of and to vote at the meeting.

You are cordially invited to attend the meeting. If you are unable to do so, please sign and date the enclosed proxy card and return it promptly by mail in the enclosed envelope. No postage is required if mailed in the United States.

By Order of the Board of Directors

N. William Barthlow

Secretary

Dated:	Gibsonia, PA
April 21, 2006

NORTH PITTSBURGH SYSTEMS, INC.

4008 Gibsonia Road

Gibsonia, Pennsylvania 15044-9311

Telephone No. 724-443-9600

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

MAY 19, 2006

GENERAL

This Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of North Pittsburgh Systems, Inc. (North Pittsburgh or Company) of proxies to be used at the Annual Meeting of Shareholders of the Company to be held at the Senator John Heinz Pittsburgh Regional History Center, 1212 Smallman Street, Pittsburgh, Pennsylvania on May 19, 2006 at 2:00 p.m., Eastern Daylight Saving Time, and any adjournments thereof, (Annual Meeting) for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

The Board of Directors has fixed the close of business on April 11, 2006 as the record date for the determination of shareholders of the Company (Shareholders) entitled to notice of and to vote at the Annual Meeting. It is anticipated that this Proxy Statement and accompanying proxy card (Proxy) will be mailed to Shareholders for the first time on or about April 21, 2006.

Shares represented by a valid Proxy received in time for voting will be voted in accordance with the Shareholder’s instructions. If no such instructions are specified, the Proxy will be voted FOR each of the nominees for election as a Director. The presence of a Shareholder at the Annual Meeting will not automatically revoke such Shareholder’s Proxy. Shareholders may revoke their Proxies prior to commencement of the Annual Meeting by delivering notice of the revocation as described in the following sentence. Proxies and notices of revocation of Proxies should be mailed or delivered to the Company’s transfer agent, Wells Fargo Bank, N.A., Shareowner Services, P. O. Box 64873, St. Paul, MN 55164-0873, for receipt by Wells Fargo Bank, N.A., Shareowner Services, no later than two (2) business days prior to the Annual Meeting—that is, no later than May 17, 2006—or should be deposited with the Chairman or the Secretary of the Company immediately prior to the commencement of the Annual Meeting.

The Company will bear the cost of solicitation of Proxies. In addition to the use of the mails, the Company may use its officers and its regular employees, who will receive no compensation in addition to regular salary or pay, to solicit Proxies from Shareholders, either personally or by telephone, facsimile or letters. Arrangements will be made by the Company with brokers and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the shares held of record by such brokers, custodians, nominees and fiduciaries, and the Company will reimburse these brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred.

VOTING

Only Shareholders of record at the close of business on April 11, 2006 are entitled to notice of and to vote at the Annual Meeting, including any adjournments thereof. At that date, the Company had outstanding and entitled to vote 15,005,000 shares of its Common Stock (Common Stock). In the election of each of the

Directors of the Company, holders of Common Stock are entitled to one vote for each share held. Proxies will be received and tabulated by Wells Fargo Bank, N.A., Shareowner Services, with the results thereof reported to the three (3) Judges of Election appointed by the Company’s Board of Directors under the authority of the Bylaws of the Company and the Pennsylvania Business Corporation Law.

The seven (7) candidates for Directors of the Company who receive the highest number of affirmative votes in the election of Directors at the Annual Meeting will be elected the Directors of the Company. To constitute Shareholder action on any other matter that properly comes before the Annual Meeting, the affirmative vote of a majority of the votes cast by the Shareholders on the matter is required. The total votes cast shall be deemed to include abstentions and withheld votes. Broker nonvotes will have no impact because they are not considered “shares present” for quorum or voting purposes.

STOCK OWNERSHIP

The following table sets forth information with respect to all persons and “groups” (as such term is used in Rule 13d-5 under the Securities Exchange Act of 1934) known to the Company to be beneficial owners of more than 5% of the Company’s securities as of April 12, 2006:

Table I

Beneficial Owners of More Than 5%

of Outstanding Securities

Title of Class	Name and Business Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	Bulldog Investors, Phillip Goldstein, Andrew Dakos, Santa Monica Partners Opportunity Fund, L.P., Santa Monica Partners L.P., Santa Monica Partners II L.P., Lawrence J. Goldstein, Ancora Capital, Inc., Ancora Advisors, LLC., Richard Barone, Monarch Activist Partners L.P., James Chadwick, Sohail Malad, and Nadel and Gussman Funds LLC, as a group (1)	1,237,569	(2)	8.25%
	60 Heritage Drive
	Pleasantville, NY 10570

(1)

On April 4, 2006, Phillip Goldstein, Andrew Dakos, Lawrence J. Goldstein, Richard Barone, James Chadwick and Sohail Malad filed with the Securities and Exchange Commission a Schedule 13D reporting the beneficial ownership of an aggregate of 967,103 shares of the Company’s Common Stock by such individuals and others. On April 12, 2006, the same individuals filed with the Securities and Exchange Commission an amendment to such Schedule 13D. The amendment names those individuals and Bulldog Investors, Santa Monica Partners Opportunity Fund, L.P., Santa Monica Partners L.P., Santa Monica Partners II L.P., Ancora Capital, Inc., Ancora Advisors, LLC., Monarch Activist Partners L.P. and Nadel and Gussman Funds LLC as the persons reporting the beneficial ownership of 1,237,569 shares of the Company’s Common Stock; 1,237,569 shares constitute 8.25% of the 15,005,000 outstanding shares of the Company’s Common Stock. Such original Schedule 13D as amended by such amendment thereto filed on April 12, 2006 is referred to in this Proxy Statement as the Bulldog Schedule 13D. The Bulldog Schedule 13D indicates that the persons and entities named in the Bulldog Schedule 13D as reporting persons are members of a “group” (the Bulldog Group). Rule 13d-5 under the Securities Exchange Act of 1934 provides that, with certain exceptions, a “group” is formed “[w]hen two or more persons agree to act together for the purpose of acquiring, holding, voting or disposing of equity securities of an issuer” and such group for purposes of Sections 13(d) and (g) of the Securities Exchange Act of 1934 “shall be deemed to have acquired beneficial ownership, . . . of all equity securities of that issuer beneficially owned by any such persons.” The Bulldog Schedule 13D sets forth different addresses for various members of the Bulldog Group. The information provided in this note 1, in the Table 1 above and in note 2 to the table is based on the information set forth in the Bulldog Schedule 13D.

(2)	The Bulldog Schedule 13D states that (i) Phillip Goldstein or Andrew Dakos or the two of them jointly have voting power and power of disposition with respect to 553,215 shares of Common Stock, (ii) Lawrence J. Goldstein has voting power and power of disposition with respect to 376,812 shares of Common Stock, (iii) James Chadwick has voting power and power of disposition with respect to 152,421 shares of Common Stock, and (iv) Chadwick Capital Management LLC has voting power and power of disposition with respect to 5,000 shares of Common Stock beneficially owned by Nadel and Gussman Combined Funds LLC and that James Chadwick is the managing partner of Chadwick Capital Management LLC. The Bulldog Schedule 13D also states that (a) 14,500 of the shares included in the number reported as beneficially owned by the group are owned by investment clients of Ancora Securities, Inc., a broker/dealer subsidiary of Ancora Capital, Inc., and that Ancora Securities, Inc. disclaims beneficial ownership of such 14,500 shares of Common Stock, (b) 28,000 shares of Common Stock are owned by certain mutual funds for which Ancora Advisors, LLC. acts as an advisor and for some of which funds Richard Barone is a Portfolio Manager, and that Ancora Adivsors, LLC. and Richard Barone disclaim beneficial ownership of all such shares, (c) 98,000 shares of Common Stock are owned by Merlin Partners, L.P., of which Ancora Advisors, LLC. is the general partner and for which Richard Barone is a Portfolio Manager, and that Ancora Advisors, LLC. and Richard Barone disclaim beneficial ownership of all such shares, and (d) 9,621 shares of Common Stock are owned by investment clients of Ancora Advisors, LLC., of which Richard Barone is a Portfolio Manager, and that Ancora Advisors, LLC. and Richard Barone disclaim beneficial ownership of all such shares.

On December 22, 2005, Armstrong Holdings, Inc., AGOC Investments, Inc. (a wholly-owned direct subsidiary of Armstrong Holdings, Inc.), the Sedwick Foundation, the Jud L. Sedwick Family Trust No. 2, the Jay L. Sedwick 1998 Trust, the Dru A. Sedwick 2001 Trust, the Joy L. Moon 2001 Separate Trust, the Jay L. Sedwick, Jr. 2001 Separate Trust, the Cyd K. Johnston 2001 Separate Trust, Jay L. Sedwick, Dru A. Sedwick, Jay L. Sedwick’s brother-in-law and his spouse, an unrelated officer of Armstrong Holdings, Inc. and his spouse, and certain other persons, both individually and in respect of certain of their capacities as officers of Armstrong Holdings, Inc. or trustees of one or another of such trusts (collectively, the Armstrong Reporting Persons) filed with the Securities and Exchange Commission Amendment No. 7, dated December 22, 2005, to the Restatement of Schedule 13D previously filed with the Securities and Exchange Commission by certain of such Armstrong Reporting Persons. Such Amendment No. 7 reported beneficial ownership by Armstrong Reporting Persons of an aggregate of 1,419,398 shares of the Company’s Common Stock, constituting 9.46% of the shares of Company Common Stock outstanding. To the knowledge of the Company, such Amendment No. 7 is the most recent filing made with the Securities and Exchange Commission by any of the Armstrong Reporting Persons with respect to the Company’s Common Stock. Counsel to Armstrong Holdings, Inc. in April 2006 advised representatives of the Company, however, that all shares of Company Common Stock that were held by the Armstrong Reporting Persons have been sold.

The following table sets forth information with respect to the beneficial ownership as of March 29, 2006 of each current Director of the Company, each of the nominees for election as a Director of the Company (Nominees) and each executive officer of the Company named in the Summary Compensation Table under “Compensation of Executive Officers” below, and of all Directors, Nominees and officers of the Company as a Group.

Table II

Security Ownership of Management

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class
Common Stock	Kevin J. Albaugh	-0-		*
Common Stock	N. William Barthlow	1,550	(2)	*
Common Stock	Harry R. Brown	34,090	(3)	*
Common Stock	Charles E. Cole	74,000	(4)	*
Common Stock	Frederick J. Crowley	1,000		*
Common Stock	Allen P. Kimble	1,129	(5)	*
Common Stock	Stephen G. Kraskin	3,000		*
Common Stock	Frank A. Macefe	1,360	(6)	*
Common Stock	David E. Nelsen	2,500	(7)	*
Common Stock	Charles E. Thomas, Jr.	66,710	(8)	*
Common Stock	All Directors, Nominees and officers as a Group (13 persons)	186,709	Total	1.24%

*	Less than 1%.

(1)	Included in the shares set forth in the table above are (a) shares owned by the Director/Nominee/officer and shares beneficially owned by his or her spouse, minor children and others living in his or her house, which are includable in such table under rules of the Securities and Exchange Commission, and (b) shares which are deemed to be beneficially owned because the Director/Nominee/officer has voting power or power of disposition with respect to the shares. No person identified in the table above or included in the group of all Directors, Nominees and officers has a right to acquire beneficial ownership of any shares of Common Stock within 60 days after March 29, 2006.

Share amounts are reported as of March 29, 2005, and percentages of share ownership are calculated based upon the 15,005,000 shares of Common Stock outstanding as of that date. The information provided in the table above and the footnotes below is based on information furnished by the persons named in the table or included in the group of all Directors, Nominees and officers, on public filings and on the Company’s records.

(2)	N. William Barthlow has sole voting power and sole investment power with respect to 850 shares held by him and also with respect to 300 shares held by Mr. Barthlow under the Pennsylvania Uniform Transfers to Minors Act as custodian for three children. Mr. Barthlow and his wife share voting power and investment power with respect to 400 shares.

(3)	Harry R. Brown has sole voting power and sole investment power with respect to 15,924 shares and shares with his wife voting power and investment power with respect to 1,354 shares. Mr. Brown is deemed to be the beneficial owner of the 16,812 shares held individually by his wife.

(4)	Charles E. Cole has sole voting power and sole investment power with respect to 41,392 shares. Dr. Cole is deemed to be the beneficial owner of the 32,608 shares held individually by his wife.

(5)	Allen P. Kimble and his wife share voting power and investment power with respect to all 1,129 shares.

(6)	Frank A. Macefe has sole voting power and sole investment power with respect to 600 shares held by Mr. Macefe as custodian for two daughters. Mr. Macefe and his wife share voting power and investment power with respect to 760 shares.

(7)	David E. Nelsen and his wife share voting power and investment power with respect to all 2,500 shares.

(8)	Charles E. Thomas, Jr., has sole voting power and sole investment power with respect to 25,910 held by him and also with respect to 25,000 shares held by Mr. Thomas under the Pennsylvania Uniform Transfers to Minors Act as custodian for five children. Mr. Thomas and his wife share voting power and investment power with respect to 9,800 shares. Mr. Thomas is deemed to be the beneficial owner of an aggregate of 6,000 shares held individually by three of his children.

No Director, Nominee, officer of the Company or “group” as defined in Rule 13d-5 under the Securities Exchange Act of 1934 is a beneficial owner of more than 5% of the Company’s Common Stock by virtue of any voting trust or similar arrangement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and Executive Officers, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and NASDAQ. Directors, Executive Officers and 10 percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

Solely on the basis of its review of the copies it received of such forms and written representations from certain reporting persons, the Company believes that all filing requirements under Section 16(a) applicable to its Directors and Executive Officers were timely met during 2005.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

ELECTION OF DIRECTORS

The Bylaws of the Company provide that the Company shall be managed by a Board of Directors of not less than seven (7) nor more than nine (9) members and that the number of Directors to be elected shall be determined by the Board of Directors prior to the annual meeting of Shareholders at which such Directors are to be elected. Upon the recommendation of its Corporate Governance and Nominating Committee, the Board of Directors has established at seven (7) the number of Directors to be elected at the Annual Meeting.

The Corporate Governance and Nominating Committee of the Board of Directors has recommended to the Board of Directors, and the Board of Directors has nominated, the persons named below (Nominees) for election as Directors of the Company to serve until the 2007 annual meeting of Shareholders and until their successors are elected and qualify.

The Nominees are present Directors of the Company and were elected at the 2005 annual meeting of Shareholders, to serve until the 2006 annual meeting of Shareholders and until their successors are elected and qualify. The number of shares of Common Stock represented at the 2005 annual meeting of Shareholders, held May 20, 2005, was 12,921,148 shares represented by proxy and none in person, constituting 86.11% of the 15,005,000 shares of such stock outstanding on April 12, 2005, the record date for determining Shareholders entitled to vote at that meeting.

It is the intention of the proxies to vote for the election of seven (7) Directors and, unless authority to vote for any or all of the Nominees is withheld, it is the intention of the proxies to vote for the election of the Nominees. If any of the Nominees should become unavailable as a candidate for any reason, which is not anticipated, the Board of Directors in its discretion may designate a substitute nominee, in which event votes will be cast for such substitute nominee pursuant to the accompanying Proxy.

There are no arrangements or understandings between or among any Director, Nominee, the Company, any of the Company’s subsidiaries, or any other person, pursuant to which a Director or Nominee was or is to be nominated or elected a Director of the Company.

The information which follows includes as to each Nominee, the Nominee’s age, the year in which the Nominee’s service as a Director of the Company or its predecessor commenced, the Nominee’s current position and offices held with the Company, the Nominee’s business experience during the past five (5) years, and certain other information. Individual shareholdings of each Nominee may be found above in Table II, Security Ownership of Management.

NOMINEES FOR ELECTION AS DIRECTORS

AND INFORMATION CONCERNING THEM

Biographical Summaries of Nominees1

Unless otherwise specified, “North Pittsburgh” as used in this “Biographical Summaries of Nominees” section means North Pittsburgh Systems, Inc. since May 31, 1985 and North Pittsburgh Telephone Company, its predecessor, before that date. Positions and experience related to only North Pittsburgh Telephone Company, the Company’s predecessor and since May 31, 1985 a subsidiary of the Company, are also presented.

HARRY R. BROWN	Director of North Pittsburgh since 1989

President and Chief Executive Officer of North Pittsburgh Systems, Inc. and President and General Manager of North Pittsburgh Telephone Company

Mr. Brown, 69, has been President since 1998 and Chief Executive Officer since October 23, 2002 of North Pittsburgh Systems, Inc. and President and General Manager of North Pittsburgh Telephone Company since 1998. He was Vice President of North Pittsburgh Systems, Inc. from 1992 to 1998. Mr. Brown also held the following North Pittsburgh positions: Vice President—Operations from 1987 to 1998, Assistant Vice President—Operations from 1986 to 1987, Network Engineering Manager from 1984 to 1986, and Equipment Supervisor from 1975 to 1984.

DR. CHARLES E. COLE	Director of North Pittsburgh since 1968

Retired Physician

Dr. Cole, 75, is a retired physician. Before retiring, Dr. Cole practiced with the Cole-Lechmanick division of Genesis Medical Associates in McCandless, PA.

[1]	Unless otherwise indicated, a Nominee has had the same principal occupation for the past five (5) years. With the exception of North Pittsburgh Telephone Company, no corporation or organization named in this section is a parent, subsidiary or other affiliate of North Pittsburgh Systems, Inc. or its subsidiaries. None of the Nominees is a director of any other company with a class of equity securities registered pursuant to the Securities Exchange Act of 1934 or otherwise subject to the periodic reporting requirements of that Act, or any company registered as an investment company under the Investment Company Act of 1940.

FREDERICK J. CROWLEY	Director of North Pittsburgh since January 1, 2003

Certified Public Accountant

Mr. Crowley, 61, is a licensed certified public accountant, presently retired. From 1998 to 2001, he served as the Chief Financial Officer at Lutheran Affiliated Services, a not-for-profit company that manages long-term elderly care facilities. Prior thereto, Mr. Crowley was employed by or a partner in KPMG LLP, a public accounting and tax firm, for 29 years. During his tenure at KPMG LLP, Mr. Crowley held various positions with responsibilities in auditing and financial reporting, including 21 years as an audit partner.

ALLEN P. KIMBLE	Director of North Pittsburgh since 1998

Senior Vice President and Chief Financial and Accounting Officer of North Pittsburgh Systems, Inc. and Senior Vice President—Finance of North Pittsburgh Telephone Company

Mr. Kimble, 59, has been Senior Vice President since May 20, 2005 and Chief Financial and Accounting Officer since October 23, 2002 of North Pittsburgh Systems, Inc. and Senor Vice President—Finance of North Pittsburgh Telephone Company since May 20, 2005. Mr. Kimble was Vice President from 1989 to 2005 and Treasurer from 1985 to 2005 of North Pittsburgh Systems, Inc. Mr. Kimble also held the following North Pittsburgh positions: Vice President from 1989 to 2005, Treasurer from 1979 to 2005, Secretary from 1993 to 1998, Assistant Vice President from 1987 to 1989, Assistant Secretary from 1979 to 1993, Assistant Secretary-Treasurer from 1977 to 1979, and Assistant to Vice President—Finance from 1976 to 1977.

STEPHEN G. KRASKIN	Director of North Pittsburgh since 1999

Member of Communications Advisory Counsel, LLC

Mr. Kraskin, 55, is an attorney and managing member in the legal and consulting firm of Communications Advisory Counsel, LLC, formerly known as Kraskin, Moorman & Cosson, LLC, which he founded in 2004. Mr. Kraskin was an attorney and managing partner in the legal and consulting firm of Kraskin, Lesse & Cosson, LLP from 1992 to 2004. Mr. Kraskin’s professional practice is concentrated in the provision of legal, regulatory and business planning services to a wide variety of telecommunications companies. Prior to entering private practice, Mr. Kraskin was General Counsel to a telecommunications consulting firm, and he served as Deputy General Counsel of the National Association of Regulatory Utility Commissioners.

DAVID E. NELSEN	Director of North Pittsburgh since 1999

Chief Executive Officer of TalkShoe.com

Mr. Nelsen, 45, has since February 2006 been Chief Executive Officer of PCS Corp., doing business as TalkShoe.com, a consumer-focused teleconferencing and entertainment service website he founded in 2005. From 1998 to 2006, Mr. Nelsen was Chief Executive Officer of CoManage Corporation, a telecom operations software company. From 1996 to 1998, Mr. Nelsen was Senior Director at FORE Systems, a Pittsburgh area high technology manufacturing company, with responsibility for product management and marketing of FORE’s service provider products, business planning, and strategy. Prior thereto, Mr. Nelsen served as FORE’s Director of Marketing from 1994 to 1996, with responsibility for video and telco product management and marketing. Before joining FORE, Mr. Nelsen held a variety of positions during almost

12 years at AT&T, including ATM Service Product Manager at AT&T Business Communication Services (1991-1994) and Private Packet Network Services Technical Manager at AT&T Bell Laboratories (1988-1991).

CHARLES E. THOMAS, JR.	Director of North Pittsburgh since 1993

Chairman of Board of Directors of North Pittsburgh Systems, Inc.;

Partner of Thomas, Thomas, Armstrong & Niesen

Mr. Thomas, Jr., 63, has been Chairman of the Board of Directors of North Pittsburgh since 1998. Mr. Thomas also has been a partner in the law firm of Thomas, Thomas, Armstrong & Niesen, Harrisburg, PA, since the formation of the firm in 1991. Before that, Mr. Thomas was a partner in the law firm of Thomas & Thomas from 1977 to 1990. Mr. Thomas’s law practice concentrates in the areas of public utility, securities regulation and corporate law.

Independence of Directors

The Board of Directors has determined in connection with their nomination for election as Directors in 2005 and again in connection with their nomination for election as Directors at the Annual Meeting that Charles E. Cole, Frederick J. Crowley, Stephen G. Kraskin and David E. Nelsen are independent directors, as that term is defined in Rule 4200 of the listing standards of NASDAQ (Independent Directors). The Board of Directors has determined, further, that Charles E. Cole, Frederick J. Crowley and David E. Nelsen also meet the additional criteria of independence required of audit committee members by the listing standards of NASDAQ.

Committees of the Board; Meetings of the Board and Committees

The Board of Directors held eleven (11) Regular Meetings and three (3) Special Meetings during 2005.

During 2005, each current Director attended 75% or more of the aggregate of the Board of Directors’ meetings and the meetings of the committees on which he served.

The Independent Directors were given the opportunity to meet separately from the other Directors during a recess in each meeting of the Board of Directors held during 2005.

The Company urges all Directors of the Company to attend the annual meetings of the Shareholders. All of the current Directors of the Company other than Mr. Nelsen attended the 2005 annual meeting of Shareholders, held May 20, 2005.

The Board of Directors has a standing Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee.

Audit Committee. The members of the standing Audit Committee throughout 2005 were Frederick J. Crowley, Chairman, Charles E. Cole and David E. Nelsen, all of whom are Independent Directors who also meet the additional criteria of independence required of audit committee members by the listing standards of NASDAQ. The Audit Committee during 2005 held six (6) meetings on days when the Board of Directors was not meeting and also four (4) meetings on days when the whole Board of Directors met. In addition, Audit Committee matters were considered during regularly scheduled meetings of the Board; these matters included monthly review of unaudited financial reports and discussions with the Company’s Chief Financial and Accounting Officer and Treasurer regarding those reports. In addition, the Audit Committee met during March of 2006 to consider matters related to the audit of the financial statements of the Company for the year ended December 31, 2005 (see Audit Committee Report below).

A copy of the Audit Committee’s Charter was included as Exhibit A to the proxy statement relating to the annual meeting of Shareholders held on May 21, 2004 and is available at the Company’s website at www.northpittsburgh.com.

Audit Committee financial expert. The Board of Directors has determined that Frederick J. Crowley is an audit committee financial expert, as that term is used in the rules of the Securities and Exchange Commission. In reaching this determination, the Board made a qualitative assessment of Mr. Crowley’s level of knowledge and experience based on a number of factors, including his formal education, the ongoing maintenance of his license as a certified public accountant, his experience in public accounting, including responsibilities in auditing and financial reporting during his 29 years with KPMG LLP, and his experience as a chief financial officer.

Compensation Committee. The members of the Compensation Committee throughout 2005 were David E. Nelsen, Chairman, Charles E. Cole, Frederick J. Crowley and Stephen G. Kraskin, all of whom are Independent Directors. The Compensation Committee during 2005 held one (1) meeting on a day when the Board of Directors was not meeting and also two (2) meetings on days when the whole Board of Directors met (see Compensation Committee Report on Executive Compensation below).

Corporate Governance and Nominating Committee. The members of the Corporate Governance and Nominating Committee are Stephen G. Kraskin, Chairman, Charles E. Cole and Frederick J. Crowley, all of whom are Independent Directors. In addition, Jay L. Sedwick, whose term as a Director of the Company ended with the 2005 annual meeting of Shareholders, was a member of the Corporate Governance and Nominating Committee during the period January 1, 2005 to May 20, 2005; Mr. Sedwick was an Independent Director. The Corporate Governance and Nominating Committee held two (2) meetings in 2005. When creating it, the Board of Directors charged the Corporate Governance and Nominating Committee with the responsibility of identifying and evaluating potential candidates for consideration for election as Directors of the Company and recommending to the Board of Directors nominees for election as Directors of the Company. The Board of Directors also directed that the Corporate Governance and Nominating Committee shall consider for recommendation for nomination for election as Directors of the Company potential candidates recommended by Shareholders and shall consider and evaluate those potential candidates in the same manner as the Committee considers and evaluates other potential candidates for recommendation for nomination for election as Directors of the Company. The Corporate Governance and Nominating Committee has not set specific minimum qualifications for a potential candidate to be considered or to be recommended to the Board of Directors, other than that at least one of the Directors of the Company must qualify as an audit committee financial expert as that term is used in the rules of the Securities and Exchange Commission. The Corporate Governance and Nominating Committee has not established formal procedures for identifying and evaluating potential candidates for recommendation for nomination for election as Directors of the Company.

The Corporate Governance and Nominating Committee’s Charter, adopted in 2004, specifies that Shareholders’ recommendations for consideration for nomination to serve as Directors of the Company must be in writing, must include appropriate biographical information about the person(s) being recommended, and must be accompanied by a signed statement of each person being recommended to the effect that the biographical information about that person submitted with the recommendation is correct and that he or she consents to being considered and perhaps nominated for election as a Director of the Company and to serve as a Director of the Company if elected. Shareholders’ recommendations for consideration for nomination to serve as Directors of the Company should be sent to the Corporate Governance and Nominating Committee, c/o Secretary, North Pittsburgh Systems, Inc. 4008 Gibsonia Road, Gibsonia, PA 15044-9311. Any such recommendation that a Shareholder wishes to be considered by the Corporate Governance and Nominating Committee in connection with the 2007 annual meeting of Shareholders must be received by the Secretary of the Company by the same deadline that applies to Shareholder proposals for inclusion in the Company’s Proxy Statement and proxy card for that meeting, as set forth under “Shareholder Proposals” below—that is, not later than December 22, 2006.

The Charter of the Corporate Governance and Nominating Committee provides also that the Corporate Governance and Nominating Committee shall, among other things: consider committee member qualifications, appointment and removal; provide oversight in the evaluation of the Board of the Directors and each committee of the Board of Directors; in consultation with the Audit Committee, develop and recommend procedures for monitoring and enforcing compliance with the Company’s Code of Ethics; at the request of the Audit Committee, review and investigate conduct alleged to be in violation of the Company’s Code of Ethics; monitor the independence of the Directors and review any potential conflict of interests between a Director and the Company; review and recommend changes to the Company’s Articles of Incorporation and Bylaws as the Committee shall deem advisable; and develop a policy regarding continuing education for Directors.

A copy of the Corporate Governance and Nominating Committee’s Charter is available on the Company’s website at www.northpittsburgh.com.

Directors’ Compensation

During 2005, the Directors of the Company other than Messrs. Brown, Kimble and Thomas each received a retainer of $1,248 per month and $749 for each Regular Meeting of the Board of Directors that the Director attended and for each Special Meeting of the Board of Directors that he attended for which attendance by the Directors in person had been requested; Mr. Thomas received $3,744 per month and $1,144 for each Regular Meeting of the Board of Directors he attended and for each Special Meeting of the Board of Directors he attended for which attendance by the Directors in person had been requested. No Director receives payment for attending the organizational meeting of the Board of Directors following the annual meeting of Shareholders. No Director receives payment for participating in any Special Meeting of the Board of Directors that is conducted only telephonically.

During 2005: (i) each member of the Audit Committee received $1,040 for each Audit Committee meeting he attended; (ii) the Chairman of the Audit Committee also received $1,040 for each meeting, if any, he had with the Company’s independent auditors at the request of the Audit Committee or of the independent auditors; (iii) Mr. Crowley also received $520 per month for his services as Chairman of the Audit Committee; and (iv) each member of the Compensation Committee received $520 for each Compensation Committee meeting he attended and each member of the Corporate Governance and Nominating Committee received $520 for each Corporate Governance and Nominating Committee meeting he attended, except that no member of either such Committee received compensation for attending a Compensation Committee or Corporate Governance and Nominating Committee meeting that was held on the same day that the full Board of Directors met.

The Directors of the Company are also the Directors of the Company’s subsidiary North Pittsburgh Telephone Company. The Board of Directors of North Pittsburgh Telephone Company has a Retirement Board Committee. The members of the Retirement Board Committee throughout 2005 were Harry R. Brown, Charles E. Cole, Allen P. Kimble, Stephen G. Kraskin and Charles E. Thomas, Jr. Jay L. Sedwick was a member of the Retirement Board Committee during the period January 1, 2005 to May 20, 2005, when he was a Director of the Company and North Pittsburgh Telephone Company. The Retirement Board

Committee held four (4) meetings during 2005. During 2005, each member of the North Pittsburgh Telephone Company Retirement Board Committee other than Messrs. Brown and Kimble received $520 for each Retirement Board Committee meeting he attended.

The compensation rates described above had been in effect since June 1, 2004. Effective January 1, 2006, the fees payable to the Directors increased approximately 9% over the amounts described above. Effective January 1, 2006, therefore: (i) the Directors of the Company other than Messrs. Brown, Kimble and Thomas each receives a retainer of $1,360 per month and $816 for each Regular Meeting of the Board of Directors that the Director attends and for each Special Meeting of the Board of Directors that he attends for which attendance by the Directors in person is requested; (ii) the Chairman of the Board receives $4,081 per month and $1,247 for each Regular Meeting of the Board of Directors he attends and for each Special Meeting of the Board of Directors he attends for which attendance by the Directors in person is requested; (iii) each member of the Audit Committee receives $1,134 for each Audit Committee meeting he attends; (iv) the Chairman of the Audit Committee also receives $1,134 for each meeting, if any, he has with the Company’s independent auditors at the request of the Audit Committee or of the independent auditors; (v) the Chairman of the Audit Committee also receives $567 per month for his services as Chairman of the Audit Committee; (vi) each member of the Compensation Committee, other than the Chairman of the Committee, receives $567 for each Compensation Committee meeting he attends, and the Chairman of the Compensation Committee receives $785 for each Compensation Committee meeting he attends, except that no member of the Compensation Committee receives compensation for attending a Compensation Committee meeting that is held on the same day that the full Board of Directors meets; (vii) each member of the Corporate Governance and Nominating Committee receives $567 for each Corporate Governance and Nominating Committee meeting he attends, except that no member of the Committee receives compensation for attending a Corporate Governance and Nominating Committee meeting that is held on the same day that the full Board of Directors meets; and (vii) each member of the North Pittsburgh Telephone Company Retirement Board Committee receives $567 for each Retirement Board Committee meeting he attends. The policies that Directors receive no payment for attending the organizational meeting of the Board of Directors following the annual meeting of Shareholders and no payment for participating in any Special Meeting of the Board of Directors that is conducted only telephonically continue in effect.

Messrs. Brown and Kimble receive no compensation as Directors of the Company, because they are full-time employees of the Company and/or its subsidiaries.

Shareholder Communications with the Board

The Board of Directors of the Company has not established a formal process or formal procedures for Shareholders to send communications to the Board of Directors. When the President, Secretary or any Vice President of the Company receives a written communication from a Shareholder that is directed to the Board of Directors or any specific Director or Directors, and when any Director of the Company receives any written communication from a Shareholder that is directed to the whole Board of Directors or any other Director or Directors of the Company, the recipient of that communication promptly delivers the communication (or a copy of it) to each of the Directors or to such specific Directors, respectively. The Board of Directors deems its current practices with respect to such communications satisfactory and knows of no problem or dissatisfaction of any Shareholder with those practices. The Board of Directors of the Company recommends that all Shareholder communications to the Board of Directors, any committee of the Board of Directors or any specific Director of the Company be in writing and be sent c/o Secretary, North Pittsburgh Systems, Inc., 4008 Gibsonia Road, Gibsonia, PA 15044-9311. The Board of Directors requests that the Shareholder include in each such communication a statement that he or she owns shares of the Company’s Common Stock and, if his or her shares are held of record by a broker or other nominee rather than in the Shareholder’s name, the name of the broker or other nominee in whose name the shares are registered.

CODE OF ETHICS

The Board of Directors has adopted a Code of Ethics for the Company’s chief executive officer, chief financial officer and chief accounting officer and all other members of management, all Directors and all employees and agents of the Company. The Code is intended to promote the highest standards of honest and ethical conduct throughout the Company, full, accurate and timely reporting, and compliance with law, among other things. A copy of the Company’s Code of Ethics is posted on the Company’s website at www.northpittsburgh.com.

The Code of Ethics prohibits any waiver from the principles of the Code of Ethics without the prior written consent of the Board of Directors of the Company. The Company intends to post on the Company’s website, www.northpittsburgh.com, in accordance with the rules of the Securities and Exchange Commission any amendment of, and any waiver from, the Code of Ethics that applies to the Company’s chief executive officer, chief financial officer, chief accounting officer, or any person performing similar functions.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table. The following Summary Compensation Table shows the consolidated total compensation of the Company’s President and the four (4) other most highly compensated executive officers of the Company. All of the Company’s executive officers served in such offices throughout 2005.

Summary Compensation Table (A)

		Annual Compensation		All Other Compensation (B)
Name and Principal Position	Year	Salary	Bonus
Harry R. Brown (1)	2005 2004 2003	$283,000 271,000 260,000	$43,648 31,237 37,522	$17,317 17,919 11,264

Allen P. Kimble (2)	2005 2004 2003	$233,600 223,600 215,000	$43,648 31,237 37,522	$11,323 10,978 10,573

N. William Barthlow (3)	2005 2004 2003	$210,400 201,400 193,650	$43,648 31,237 37,522	$9,265 10,401 9,637

Frank A. Macefe (4)	2005 2004 2003	$210,400 201,400 193,650	$43,648 31,237 37,522	$10,931 10,480 9,637

Kevin J. Albaugh (5)	2005 2004 2003	$196,755 185,000 173,575	$43,648 31,237 37,522	$8,680 9,610 8,758

(1)	President since 1998, Chief Executive Officer since October 23, 2002 and Vice President from 1992 to 1998 of North Pittsburgh Systems, Inc.; President and General Manager since 1998 and Vice President—Operations from 1987 to 1998 of North Pittsburgh Telephone Company. Mr. Brown was also a Director of both companies in all three years.

(2)	Senior Vice President since May 20, 2005 and Chief Financial and Accounting Officer since October 23, 2002, Vice President from 1989 to 2005 and Treasurer from 1985 to 2005 of North Pittsburgh Systems, Inc.; Senior Vice President—Finance since May 20, 2005, Vice President from 1989 to 2005 and Treasurer from 1979 to 2005 of North Pittsburgh Telephone Company. Mr. Kimble was also a Director of both companies in all three years.

(3)	President since 1999 of Pinnatech, Inc. d/b/a Nauticom, a subsidiary of North Pittsburgh Systems, Inc.; Vice President since 1994, Secretary since 1998 and Assistant Secretary from 1993 to 1998 of North Pittsburgh Systems, Inc.; Vice President—Marketing and Service since 1999, Vice President—Marketing and Revenues from 1994 to 1999, Secretary since 1998 and Assistant Secretary from 1993 to 1998 of North Pittsburgh Telephone Company.

(4)	President since 1998 of Penn Telecom, Inc., a subsidiary of North Pittsburgh Systems, Inc.; Vice President since 1999 and Assistant Vice President from 1989 to 1999 of North Pittsburgh Systems, Inc.; Vice President—Sales since 1999, Assistant Vice President—Marketing from 1989 to 1998 and Marketing Manager from 1979 to 1989 of North Pittsburgh Telephone Company.

(5)	Vice President since 1999 of North Pittsburgh Systems, Inc.; Vice President—Regulatory Affairs since 1999, Manager and Assistant Vice President—Revenues from 1997 to 1998 and Revenue Requirements Supervisor from 1993 to 1997 of North Pittsburgh Telephone Company.

General Notes to Summary Compensation Table:

(A)	The Summary Compensation Table reflects salaries, bonuses, Company contributions to a defined contribution plan and the costs of providing group term life insurance. Since 1998, inside Directors receive no additional compensation for serving on the Board of Directors. Each executive officer of the Company also receives the right to use a Company-owned vehicle for personal use; the value of such personal use of a vehicle and of any other perquisites made available to any executive officer of the Company during any of the years reported was significantly less than 10% of the officer’s annual compensation for the year. No other forms of compensation, such as restricted stock awards, stock appreciation rights, options and long term incentive payments, were in effect during the years reported. No one participated in North Pittsburgh Telephone Company’s Deferred Compensation Plan during the years reported.

(B)	The “All Other Compensation” amounts consist of (a) the annual contributions made to the North Pittsburgh Telephone Company Employees’ Savings and Retirement Plan (401-k) (Savings Plan) for the benefit of Messrs. Brown, Kimble, Barthlow, Macefe and Albaugh during the years reported and (b) the cost of providing group term life insurance to Messrs. Brown, Kimble, Barthlow, Macefe and Albaugh during the years reported. The amounts reported under “All Other Compensation” for 2005 consist of the following: the amounts contributed to the Savings Plan during 2005 for Messrs. Brown, Kimble, Barthlow, Macefe and Albaugh were $7,350, $7,350, $7,350, $7,350 and $6,886, respectively; the costs (calculated in accordance with Internal Revenue Service regulations) during 2005 of providing group life insurance to Messrs. Brown, Kimble, Barthlow, Macefe and Albaugh were $9,967, $3,973, $1,915, $3,581 and $1,794, respectively.

Employment Agreements

North Pittsburgh Telephone Company, the Company’s predecessor and now a subsidiary of the Company, has employment agreements (the Agreements) with the officers named in the Summary Compensation Table and also with its Vice President—Operations. The Agreements provide for certain payments should certain prescribed conditions occur. If prior to the expiration of the Executive Officer’s term of employment, North Pittsburgh Telephone Company terminates the officer’s employment other than for just or good cause, then North Pittsburgh Telephone Company shall be obligated to pay to the officer a severance amount equal to the base salary which would be payable to the officer for the balance of the present term of the Agreement. In no event shall the severance amount to be paid to the officer exceed two hundred and fifty percent (250%) of the officer’s annual base salary or be less than one hundred twenty-five percent (125%) of the officer’s annual base salary.

The Agreements provide that if, after a Change of Control (as defined in the Agreements) of North Pittsburgh Telephone Company or North Pittsburgh Systems, Inc., North Pittsburgh Telephone Company or its successor terminates the officer’s employment other than for Cause (as defined in the Agreements), or the officer terminates his employment after North Pittsburgh Telephone Company or its successor seeks to terminate or substantially breach the officer’s Agreement, seeks to terminate the officer’s employment, seeks to substantially change the officer’s duties or privileges or limit the officer’s managerial duties and control, or seeks to geographically relocate the officer, then North Pittsburgh Telephone Company shall be obligated to pay to the officer an amount equal to two times the officer’s then current annual base salary. (This payment would be in lieu of, and not in addition to, the severance payment described in the preceding paragraph above.) In that circumstance, the officer shall be deemed to have remained employed through the term of the officer’s Agreement for purposes of calculating the officer’s retirement benefits.

North Pittsburgh Telephone Company has adopted a Retention Payment Program (Program) pursuant to which the officers named in the Summary Compensation Table and the Company’s Vice President–Operations would be entitled to receive a payment from North Pittsburgh Telephone Company on the six-month anniversary of a Change of Control (as defined in the Program letters to the affected participants (Letters)) of North Pittsburgh Systems, Inc. or North Pittsburgh Telephone Company if the participant has continued in active employment with North Pittsburgh Telephone Company to such six-month anniversary date. The participant (or his or her beneficiary or estate) would be entitled to the payment if the participant is not employed by North Pittsburgh Telephone Company on the six-month anniversary date because the participant has died or become disabled or because his or her employment has been terminated either (i) by North Pittsburgh Telephone Company without Cause (as defined in the Letters) or (ii) by the participant if after the Change of Control North Pittsburgh Telephone Company or its successor seeks to terminate the participant’s employment, to substantially change the participant’s duties or privileges or limit the participant’s managerial duties and control, to geographically relocate the participant or, in the cases of the participants who are officers with employment agreements, to terminate or substantially breach the participant’s employment Agreement described in the paragraphs above. The amount of the payment would be equal to 35% of the participant’s base salary in effect when the Change of Control occurs.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors met on three (3) occasions during 2005 with respect to matters impacting executive compensation for 2005. The Compensation Committee met on February 17, 2005 for the purpose of approving calculated 2004 bonus payouts and developing a 2005 Executive Bonus Plan. In developing the plan, the committee considered (i) information summarizing reported executive compensation levels for other mid-sized telecom companies in the mid-Atlantic region and the results of the Executive Compensation Review conducted earlier by Peter R. Johnson & Company (Johnson Report), (ii) the extent of the offers and inquiries made to Company executives by other companies and executive recruiters, (iii) previous salary increases for the Company’s executive team, (iv) the performance of each of the executives and their importance to various projects which have been undertaken and (v) information on executive-level salary increases in the local market. A preliminary plan was then established.

The Compensation Committee met again on August 16, 2005 for the purpose of finalizing the 2005 Executive Bonus Plan. A plan was then prepared and approved by the Committee for recommendation at the meeting of the Board of Directors held on August 18, 2005. As in the case of the 2004 Executive Bonus Plan, the components of the 2005 Plan consisted of criteria closely tied to the Company’s Business Plan that could be objectively measured. These included specific earnings metrics, the successful completion of a specific operations project and, for selected services, new service growth measured on a net adds basis. The bonuses for the chief executive officer and other members of the executive team covered by the 2005 Plan were based upon the same criteria and equal in amount. After discussion and with Messrs. Brown and Kimble abstaining, the Board of Directors approved and adopted the 2005 Executive Bonus Plan as recommended by the Committee.

At the Organizational Meeting of the Board of Directors held on May 20, 2005 following the 2005 annual meeting of Shareholders, the following Directors were reelected to serve as a Compensation Committee of the Board of Directors until such time as their successors are appointed: David E. Nelsen, who serves as Chairman, Charles E. Cole, Frederick J. Crowley and Stephen G. Kraskin.

At its final meeting of the year, held December 1, 2005, the Compensation Committee considered whether adjustments to executive compensation levels were advisable. Of particular focus were the executive team’s efforts to address technological and regulatory changes within the telecom industry and to develop the strategies for the benefit of all of the Company’s constituent groups—shareholders, customers, employees and service communities. Creativity in packaging flat rate “bundles” of service consisting of different products (i.e., local service, broadband, Internet, and long distance toll), which enabled our companies to retain a large portion of existing customers and at the same time grow our customer base primarily in the unregulated side of our business, was viewed as a considerable accomplishment, as was the ability of the executive team to control expenses while directing the expenditures of capital dollars for the best return on our investment. After further considering this, and other information relative to comparable companies job responsibilities and inflation, the Compensation Committee adopted a motion recommending to the full Board specific increases in salary for each executive officer, including the Company’s chief executive officer, which was consistent with the Johnson Report and kept the officers’ salaries around mid-range relative to comparable and competitive positions. At a meeting held later on December 1, 2005, the Board of Directors approved and adopted the Compensation Committee’s recommendations.

Submitted by the Compensation Committee:

David E. Nelsen, Chairman

Charles E. Cole

Frederick J. Crowley

Stephen G. Kraskin

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee, namely Messrs. Cole, Crowley, Kraskin and Nelsen, was an employee of the Company or any of its subsidiaries during the Company’s last fiscal year, and none of them ever has been an officer of the Company or any of its subsidiaries.

Stephen G. Kraskin, a Director of the Company, is a member in the legal and consulting firm of Communications Advisory Counsel, LLC, formerly known as Kraskin, Moorman & Cosson, LLC, Washington, DC, and was a partner in its predecessor, Kraskin, Lessee & Cosson, LLP. Communications Advisory Counsel, LLC and such predecessor firm have been retained by the Company for legal services relating to federal regulation of telecommunications companies from time to time since before 2005 and may be retained by the Company in the future. The Company and its subsidiaries paid Communications Advisory Counsel, LLC and Kraskin, Moorman & Cosson, LLC a total of approximately $24,000 in fees during 2005 and at December 31, 2005 owed Communications Advisory Counsel, LLC nothing for services rendered.

Retirement Benefits Table

The following table illustrates estimated annual benefits (average annual earnings multiplied by a benefit factor of 1.46% multiplied by years of service) payable to Participants at their respective retirement dates under North Pittsburgh Telephone Company’s Retirement Plan (Retirement Plan) and Income Restoration Plan (Restoration Plan).

Retirement Benefits Table

Average Annual Earnings Used As Basis for Computing Retirement Benefits	Years of Service
	20	30	40	50
180,000	$52,560	$78,840	$105,120	$131,400
200,000	58,400	87,600	116,800	146,000
220,000	64,240	96,360	128,480	160,600
240,000	70,080	105,120	140,160	175,200
260,000	75,920	113,880	151,840	189,800
280,000	81,760	122,640	163,520	204,400
300,000	87,600	131,400	175,200	219,000
320,000	93,440	140,160	186,880	233,600
340,000	99,280	148,920	198,560	248,200
360,000	105,120	157,680	210,240	262,800
380,000	110,960	166,440	221,920	277,400
400,000	116,800	175,200	233,600	292,000

Notes to Retirement Benefits Table:

(1)	The Retirement Plan provides retirement benefits to all full-time employees, age 21 and over, of North Pittsburgh Telephone Company other than employees hired on or after November 1, 2004, generally based on average basic monthly compensation, excluding overtime earnings, bonuses and compensation exceeding legislative limits (currently $210,000, but increased to $220,000 for plan years beginning on and after January 1, 2006), during the highest paid sixty (60) months of employment. The Restoration Plan is an unfunded supplemental plan that provides an amount equal to the difference between the amount that would have been payable under the Retirement Plan, in the absence of legislative limits on earnings that may be considered in calculating pension benefits, and the amount actually payable under the Retirement Plan. Bonuses, which are excluded from qualified earnings in the Retirement Plan, are included in the earnings calculation for the Restoration Plan.

(2)	Messrs. Brown, Kimble, Barthlow, Macefe and Albaugh as of December 31, 2005 had accumulated 45.28, 29.65, 28.44, 30.27 and 12.45 years of credited service, respectively, under the Retirement Plan. The amount of contribution or accrual applicable to an individual cannot be calculated readily. However, the aggregate cash contribution (determined without regard to the Plan’s Funding Standard Account for minimum funding purposes) required for the Retirement Plan year ended October 31, 2005 was equal to 6.82% of the total covered compensation of all participants in the Retirement Plan.

(3)	Compensation covered by the Retirement Plan and the related Restoration Plan for Messrs. Brown, Kimble, Barthlow, Macefe and Albaugh for 2005 equals the sum of the amounts set forth opposite their respective names in the “Salary” and “Bonus” columns of the Summary Compensation Table.

(4)	Benefits listed in the Retirement Benefits Table are not subject to any deduction for Social Security or other offset amounts.

PERFORMANCE GRAPH

The following Performance Graph provides an indication of cumulative total shareholder returns over a five-year period for the Company (North Pittsburgh Systems, Inc. (NPSI)) as compared with the National Association of Security Dealers Automated Quotation Systems (NASDAQ) US Index and the Standard and Poor’s (S&P) 500 Telecom Service Index. “Total shareholder returns” assumes the reinvestment of dividends. The Graph also assumes that $100 was invested on December 31, 2000 in NPSI, the NASDAQ US Index and the S&P 500 Telecom Service Index. For example, NPSI’s base of $100 at the beginning of the period, on a total return basis, is calculated to be $212.00 at the end of the five-year period.

TRANSACTIONS WITH RELATED PARTIES

The Company and its subsidiaries paid approximately $2,955,000 to JUDCO Management, Inc., a subsidiary of Armstrong Holdings, Inc., for data processing functions during 2005. Jay L. Sedwick, Chairman of the Board and a Director of Armstrong Holdings, Inc., was a director of the Company for many years until his 2004-2005 term as a Director of the Company ended on May 20, 2005. The Company and its subsidiaries also had approximately $269,000 outstanding to JUDCO Management, Inc. as of December 31, 2005. In addition, in the ordinary course of business, the Company and its subsidiaries both provide and receive telecommunication transport services from Boulevard Communications, L.L.P. (Boulevard), a competitive access provider jointly owned by the Company and a company in the Armstrong Holdings, Inc. group of companies (Armstrong Group). Total revenues recognized from providing services to Boulevard were approximately $30,000, and total expenses incurred from receiving services from Boulevard were approximately $168,000, for 2005. The Company and its subsidiaries also provide in the ordinary course of business telecommunication and transport services to other member companies of the Armstrong Group, with total revenues recognized for such telecommunication and transport services of approximately $96,000 for 2005. The amounts outstanding between the Company and its subsidiaries, on the one hand, and Boulevard and the companies in the Armstrong Group, on the other hand, as of December 31, 2005 were negligible.

Charles E. Thomas, Jr., Chairman of the Board of the Company, is a partner in the law firm of Thomas, Thomas, Armstrong & Niesen, Harrisburg, PA. Thomas, Thomas, Armstrong & Niesen has been retained as general counsel to the Company since before 2005 and may be retained by the Company in the future. The Company and its subsidiaries paid Thomas, Thomas, Armstrong & Niesen a total of approximately $280,000 in fees during 2005 and at December 31, 2005 owed Thomas, Thomas, Armstrong & Niesen approximately $33,000 for services rendered before, but not billed until after, December 31, 2005.

Albert W. Weigand is an executive officer of the Company. A brother of Mr. Weigand has been employed by a subsidiary of the Company since before 2005. The Company’s subsidiary has paid to or for the benefit of Mr. Weigand’s brother compensation (salary, bonus and a contribution to a defined contribution retirement plan) aggregating $63,308 for his services rendered during 2005. At December 31, 2005, the subsidiary did not owe Mr. Weigand’s brother any other compensation for services rendered during 2005.

Stephen G. Kraskin is a Director of the Company and a member of the Compensation Committee of the Board of Directors of the Company. A description of transactions between the Company and the legal and consulting firm of which Mr. Kraskin is a member is provided under the heading Compensation Committee Interlocks and Insider Participation above in this Proxy Statement.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Under the Company’s Bylaws, the Board of Directors has the authority to appoint a firm of accountants to conduct an annual examination of the financial statements of the Company. In accordance with such authority, the Charter of the Audit Committee of the Board of Directors delegates to the Audit Committee “the sole authority and responsibility to select, retain, evaluate and, where appropriate, replace” the Company’s independent auditors. As a consequence, no recommendations will be made at the Annual Meeting in respect to accountants and this matter will not be submitted for a vote at the meeting.

In accordance with such authority, the Audit Committee of the Board of Directors selected KPMG LLP (KPMG) to provide audit services to the Company for the year ended December 31, 2005. Consistent with the prior year’s Audit Committee agenda timetable, the Audit Committee plans to meet in May to select an independent registered public accounting firm for the Company for 2006.

KPMG’s audit services engagement letters with the Company provide that arbitration and/or other alternate dispute resolution methods, rather than court proceedings, shall be the method of resolving disputes the Company may have with KPMG in connection with such services. KPMG’s tax services engagement letters with the Company place certain limits on KPMG’s liability with respect to such services.

KPMG Fees

The following table presents the aggregate fees billed to the Company by KPMG for services in 2005 and 2004:

	2005	2004
Audit Fees	$378,000	$460,140
Audit Related Fees	0	75,525
Tax Fees	27,600	26,500
All Other Fees	0	0

TOTAL FEES	$405,600	$562,165

In the above table, in accordance with the definitions and rules of the Securities and Exchange Commission, “Audit Fees” are fees the Company paid KPMG for professional services for the audit of the Company’s consolidated financial statements included in its Form 10-K and review of financial statements included in the Company’s Form 10-Qs, for the audit of the Company’s internal control over financial reporting, for the attestation of management’s report on the effectiveness of internal control over financial reporting, and fees for services that are normally provided by independent accountants in connection with statutory and regulatory filings or engagements, such as audit services related to the issuance of compliance audit reports to the Rural Utilities Service for a subsidiary of the Company as required by the subsidiary’s debt covenants. “Audit Related Fees” pertained to services rendered by KPMG in connection with assisting the Company in its compliance with its obligations under Section 404 of the Sarbanes-Oxley Act. “Tax Fees” consist of fees for services rendered by KPMG in association with the preparation of the Company’s income tax returns and tax consultation.

Pre-Approval of Services of Independent Auditors

The Audit Committee adopted during 2003 policies and procedures for pre-approving all non-audit work performed by KPMG. All additional work outside the scope of the audit and tax engagement letters (which are annually reviewed and approved by the Audit Committee) must be pre-approved by the Audit Committee. The Audit Committee also considers whether the providing of non-audit services is compatible with maintaining KPMG’s independence and concluded during 2005, 2004 and 2003 that it was.

No fees paid to KPMG during 2005 were paid under the de minimis exception to the general requirement for Audit Committee pre-approval of certain non-audit services.

Availability at Annual Meeting

Representatives of KPMG will be present at the Annual Meeting, will be given an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions by Shareholders.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible primarily to assist the Board in fulfilling its responsibility for providing oversight of the Company’s financial reporting process. The Committee’s responsibilities and functions are more fully described in its written Charter approved by the Board of Directors. The Charter was revised by the Board on January 22, 2004 to encompass additional and changed practices adopted by the Committee as a result of new Corporate Governance Rules of the NASDAQ Stock Market and the Sarbanes-Oxley Act of 2002. The revised Charter was attached as Exhibit A to the proxy statement for the Company’s annual meeting of Shareholders held on May 21, 2004 and is available on the Company’s website, www.northpittsburgh.com.

Management is responsible for the Company’s financial statements, system of internal controls and financial accounting and reporting processes. The independent auditors are responsible for performing an audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The Audit Committee’s responsibility is to assist the Board of Directors in monitoring and overseeing these processes. In addition, the Audit Committee has the sole authority to appoint, determine the compensation of, evaluate and, where appropriate, replace the independent auditors.

In connection with these responsibilities, the Audit Committee met with management and the Company’s independent auditors to review and discuss the Company’s audited December 31, 2005 financial statements. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee discussed with the independent auditors the matters required to be discussed with them by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee also received the written disclosures from the Company’s independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and the Audit Committee discussed with the independent auditors that firm’s independence.

Based on the Audit Committee’s discussions with management and the independent auditors, and the Audit Committee’s review of the representations of management and the independent auditors, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:

Frederick J. Crowley, Chairman

Charles E. Cole

David E. Nelsen

SHAREHOLDER PROPOSALS

To be eligible to be included in the Company’s Proxy Statement and proxy card for the 2007 annual meeting of Shareholders, Shareholder proposals intended for presentation at the 2007 annual meeting must be received at the office of the Secretary, North Pittsburgh Systems, Inc., 4008 Gibsonia Road, Gibsonia, PA 15044-9311 not later than December 22, 2006. The rules of the Securities and Exchange Commission contain requirements for submitting proposals for inclusion in the Company’s 2007 Proxy Statement and permit the Company to exclude proposals from its Proxy Statement in specified circumstances.

Pursuant to the Company’s Bylaws, any Shareholder who does not submit a proposal for inclusion in the Company’s Proxy Statement and proxy card for the 2007 annual meeting of Shareholders, as described in the paragraph immediately above, but who intends to present a proposal, nomination or other business for consideration at the 2007 annual meeting of Shareholders must notify the Secretary of the Company in writing of such intended proposal, nomination or other business on or before December 22, 2006. The Company’s Bylaws contain requirements that the Shareholder’s notification to the Secretary of the Company must satisfy. If a Shareholder does not comply with those notice requirements, including the deadline of December 22, 2006, the Shareholder’s proposal will be untimely and the persons named as proxies in the proxy card for the 2007 annual meeting of Shareholders may use their discretion in voting the proxies on any such matters that come before the 2007 meeting. Any such Shareholder notice and any request for a copy of the Company’s Bylaws should be in writing and sent to the Secretary, North Pittsburgh Systems, Inc., 4008 Gibsonia Road, Gibsonia, PA 15044-9311.

It is recommended that Shareholder proposals be sent to the Company by Certified Mail, Return-Receipt Requested.

OTHER MATTERS

The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than that stated in the Notice of Meeting that accompanies this Proxy Statement, except items incident to the conduct of the Annual Meeting, including a motion to dispense with the reading of the minutes of the 2005 annual meeting of Shareholders and approval of the minutes of that meeting as recorded. Approval of the minutes of the 2005 annual meeting of Shareholders will not constitute approval or disapproval of any of the matters referred to in those minutes. If such incidental or any other business shall properly come before the Annual Meeting, votes may be cast pursuant to the Proxies solicited hereby in respect to such business in accordance with the discretion of the person or persons acting under the Proxies.

Accompanying this Proxy solicitation material is a copy of the Company’s Annual Report for the year 2005, which includes the following audited financial statements: Consolidated Balance Sheets as of December 31, 2005 and 2004, and Consolidated Statements of Income, Consolidated Statements of Shareholders’ Equity and Comprehensive Income and Consolidated Statements of Cash Flows for each of the years in the three-year period ended December 31, 2005. The Annual Report is submitted for the general information of the Company’s Shareholders and is not intended to induce, or for use in connection with, any sale or purchase of securities of the Company, nor should it be regarded as Proxy soliciting material or as a communication by means of which any solicitation is made.

By Order of the Board of Directors

N. William Barthlow

Secretary

Dated:	April 21, 2006

4008 Gibsonia Road, Gibsonia, PA 15044-9311	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 19, 2006.

The shares of stock you hold in your account will be voted as you specify below.

If no choice is specified, the proxy will be voted ‘‘FOR’’ Item 1.

By signing the proxy, you revoke all prior proxies and appoint Harry R. Brown, Allen P. Kimble, and Charles E. Cole, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and on all other matters that may come before the Annual Meeting or any adjournment thereof.

See reverse for voting instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to North Pittsburgh Systems, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

ò Please detach here ò

The Board of Directors Recommends a Vote FOR Item 1.

1.	Election of	01	Harry R. Brown	05	Stephen G. Kraskin	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
	directors:	02	Charles E. Cole	06	David E. Nelsen
		03	Frederick J. Crowley	07	Charles E. Thomas, Jr.
		04	Allen P. Kimble

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED ABOVE OR, IF NO DIRECTION IS GIVEN ABOVE, WILL BE VOTED FOR ALL NOMINEES NAMED IN ITEM 1.

THE PROXIES ARE AUTHORIZED TO VOTE, AS THEY IN THEIR DISCRETION DETERMINE, ON ANY OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

Address Change? Mark Box	☐	Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.